SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 12, 2010

Date of Report (Date of Earliest Event Reported)

DUPONT FABROS TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33748	20 – 8718331
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

1212 New York Avenue, N.W., Suite 900

Washington, D.C. 20005

(Address of Principal Executive Offices) (Zip Code)

(202) 728-0044

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

Lammot J. du Pont, Executive Chairman of DuPont Fabros Technology, Inc. (the “Company”), and Hossein Fateh, President and Chief Executive Officer of the Company, each have established stock trading plans in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policy.

Rule 10b5-1 permits corporate officers, directors and others to adopt written, prearranged stock trading plans when they are not in possession of material, nonpublic information. Using these plans, insiders may gradually diversify their investment portfolios and spread stock trades over a period of time regardless of any material, nonpublic information they may receive after adopting their plans.

Under Mr. du Pont’s plan, he may sell up to a total of 310,000 shares, subject to satisfaction of certain conditions. If the conditions are met, sales under the plan may commence on March 26, 2010 and will remain in effect until the earlier of (i) the sale of all of the shares under the plan has been completed, or (ii) August 31, 2010, unless otherwise terminated. The shares subject to this plan are approximately 5% of Mr. du Pont’s total beneficial interest in the Company as of March 12, 2010, taking into account interests in DuPont Fabros Technology, L.P. held by him that are redeemable for shares of the Company’s common stock on a one-for-one basis and shares of the Company’s common stock that are subject to forfeiture until vested.

Under Mr. Fateh’s plan, he may sell up to a total of 265,000 shares, subject to satisfaction of certain conditions. If the conditions are met, sales under the plan may commence on March 29, 2010 and will remain in effect until the earlier of (i) the sale of all of the shares under the plan has been completed, or (ii) August 31, 2010, unless otherwise terminated. The shares subject to this plan are approximately 5% of Mr. Fateh’s total beneficial interest in the Company as of March 12, 2010, taking into account interests in DuPont Fabros Technology, L.P. held by him that are redeemable for shares of the Company’s common stock on a one-for-one basis and shares of the Company’s common stock that are subject to forfeiture until vested.

The transactions under the plans announced today are scheduled to occur at predetermined times and will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission and will be subject to the restrictions and filing requirements mandated by Rule 144 of the Securities Act of 1933, as amended. Except as required by law, the Company does not undertake to report Rule 10b5-1 trading plans by other officers or directors of the Company or to report modifications, transactions or other activities under Rule 10b5-1 trading plans or the similar plans of any other officer or director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT FABROS TECHNOLOGY, INC.

March 16, 2010	/s/ Richard A. Montfort, Jr.
Richard A. Montfort, Jr.
General Counsel and Secretary